UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2026

LANTHEUS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36569	35-2318913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Burlington Road
South Building
Bedford, Massachusetts		01730
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (978) 671-8001

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	LNTH	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

A special meeting of stockholders (the “special meeting”) of Lantheus Holdings, Inc. (“Lantheus”) was held on October 14, 2026. A total of 57,184,503 shares of Lantheus common stock, out of a total of 65,299,875 shares of Lantheus common stock outstanding and entitled to vote as of the close of business on September 1, 2026 (the record date for the special meeting), were present virtually or represented by proxy. The special meeting was held for the purpose of considering and voting upon the following proposals, each as described in further detail in the definitive proxy statement for the special meeting that was filed with the Securities and Exchange Commission (the “SEC”) on September 8, 2026. There were no recorded broker non-votes.

Proposal 1: Merger Agreement Proposal

Lantheus stockholders approved the adoption of the Agreement and Plan of Merger, dated as of August 3, 2026 (as it may be amended and supplemented from time to time, the “merger agreement”), by and among Lantheus, Curium US Holdings LLC, a Delaware limited liability company (“Parent”), and Coco Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, and on the terms and subject to the conditions thereof, Merger Sub will be merged with and into Lantheus (the “merger”), whereupon the separate existence of Merger Sub will cease and Lantheus will be the surviving corporation in the merger and a wholly owned subsidiary of Parent (the “merger agreement proposal”). The votes on the merger agreement proposal are set forth in the table below:

Votes For	Votes Against	Abstentions
55,457,863	1,563,807	162,833

Proposal 2: Advisory Compensation Proposal

Lantheus stockholders approved, on an advisory (non-binding) basis, the compensation that may be paid or become payable to the named executive officers of Lantheus in connection with the transactions contemplated by the merger agreement, including consummation of the merger (the “advisory compensation proposal”). The votes on the advisory compensation proposal are set forth in the table below:

Votes For	Votes Against	Abstentions
49,098,355	7,849,138	237,009

Proposal 3: Adjournment Proposal

Lantheus stockholders voted on a proposal to approve any adjournment of the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies if there were not sufficient votes at the special meeting, to adopt the merger agreement proposal (the “adjournment proposal”). The votes on the adjournment proposal are set forth in the table below:

Votes For	Votes Against	Abstentions
52,776,720	4,201,962	205,821

Because there were sufficient votes at the time of the special meeting to approve the merger agreement and the advisory compensation proposal, a vote on the proposal to adjourn the special meeting, while approved, was not necessary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANTHEUS HOLDINGS, INC.

By:	/s/ Daniel M. Niedzwiecki
Name:	Daniel M. Niedzwiecki
Title:	Chief Administrative Officer and General Counsel

Date: October 14, 2026